EXHIBIT 21.1

List of Subsidiaries and Affiliates

of

The Boston Beer Company, Inc.

as of

December 26, 2020

American Craft Brewery LLC

(a Massachusetts limited liability company)

American Fermentation Company LLC

(a Massachusetts limited liability company)

Angry Orchard Cider Company, LLC

(a Delaware limited liability company)

Boston Beer Corporation

(a Massachusetts corporation)

Boston Beer Corporation Canada, Inc.

(a Canadian business corporation)

Boston Brewing Company, Inc.

(a Massachusetts corporation)

Dogfish Head Craft Brewery LLC

(a Delaware limited liability company)

Dogfish Head Land Holdings, LLC

(a Delaware limited liability company)

Dogfish Head LLC

(a Delaware limited liability company)

Dogfish Head Marketing, LLC

(a Delaware limited liability company)

Dogfish Head MTSpace LLC

(a Delaware limited liability company)

Hard Seltzer Beverage Company LLC

(a Delaware limited liability company)

Lazy River Cider Co., LLC

(a Delaware limited liability company)

Marathon Brewing Company LLC

(a Massachusetts limited liability company)

Providence Street Associates, LLC

(an Ohio limited liability company)

SABC Realty, Ltd.

(an Ohio limited liability company)